EXHIBIT 23.1
CONSENT OF THOMAS LEGER & CO. LLP


                          INDEPENDENT AUDITORS' CONSENT
                     ---------------------------------------


We consent to the incorporation by reference in this Registration Statement of Greensmart Corporation (formerly AgroCan Corporation) on Form S-8 of our report dated January 14, 2003 incorporated in the Annual report on Form-10KSB of Greensmart Corporation for the year ended September 30, 2002.


Thomas Leger & Co. L.L.P.

Houston, Texas
June 10, 2003


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